Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces 2008 Fourth Quarter and Full Year Results
CALABASAS, CA— February 5, 2009— Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2008.
Total revenues for the 2008 fourth quarter were $41.0 million compared to $46.4 million in the 2007 fourth quarter. For the 2008 full year, total revenues increased to $175.9 million from $174.1 million in 2007.
On a GAAP basis, the Company recorded a net loss for the 2008 fourth quarter of $18.3 million, or $0.29 per share, compared to net income of $4.4 million, or $0.06 per diluted share, for the 2007 fourth quarter. The Company’s 2008 fourth quarter net loss includes an impairment charge of $15.8 million for the write down of auction rate securities. The Company’s 2008 fourth quarter operating expenses include $2.1 million of non-recurring charges, consisting primarily of costs associated with certain strategic initiatives and severance-related charges.
Non-GAAP net income for the 2008 fourth quarter was $1.4 million, or $0.02 per diluted share, compared to $7.7 million, or $0.11 per diluted share, for the comparable period in 2007. Ixia’s 2008 fourth quarter non-GAAP results exclude non-cash charges of $2.9 million related to stock-based compensation, $1.4 million for the amortization of acquired intangible assets, $15.9 million for the impairment of certain investments (primarily auction rate securities) and a net tax benefit of $0.6 million related to these items. Non-GAAP results for the 2007 fourth quarter exclude non-cash charges of $3.3 million related to stock-based compensation, $1.6 million for the amortization of acquired intangible assets and a net tax benefit of $1.6 million related to these items.
“Although our 2008 fourth quarter and full year results were adversely impacted by the global economic slowdown and write downs of impaired investments, we continued to generate positive cash flow from our operations,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “While we expect 2009 to be a challenging year, we are committed to delivering innovative and quality products to the market place and supporting our customers. We believe that we have a competitive advantage in the market, and that this advantage will help drive business when the economy recovers. Also, we recently announced an agreement with a new partner who will assist us with our manufacturing and supply chain management. By leveraging their operational expertise and purchasing power, we expect to realize financial benefits commencing in the second half of the year.”
On a GAAP basis, the Company realized a net loss for the 2008 full year of $15.9 million, or $0.24 per share, compared to net income of $7.0 million, or $0.10 per diluted share, for the 2007 full year.
Ixia’s 2008 full year GAAP results include non-cash charges of $10.6 million related to stock-based compensation, $5.7 million for the amortization of acquired intangible assets, $20.2 million for the impairment of certain investments and a net tax benefit of $5.8 million related to these items. Excluding the effects of these items, non-GAAP net income for the 2008 full year was $14.9 million, or $0.23 per diluted share, compared to $22.2 million, or $0.32 per diluted share, for the 2007 full year. Non-GAAP results for the 2007 full year exclude non-cash charges of $13.0 million related to stock-based compensation, $7.1 million for the amortization of acquired intangible assets, $3.3 million for the impairment of certain acquired intangible assets and a net tax benefit of $8.2 million related to these items.

Under the $25 million share repurchase program announced in late November 2008, Ixia repurchased approximately 472,000 shares of its common stock at an average purchase price of $5.92 per share, or a total of approximately $2.8 million, during the 2008 fourth quarter.
As of December 31, 2008, Ixia had cash, cash equivalents and investments of $206.3 million and no debt. Of this total, over $185 million is invested in short-term debt obligations of the U.S. government. The Company currently also owns interest bearing auction rate securities with a current value of $3.2 million.
Ixia will host a conference call today for analysts and investors to discuss its 2008 fourth quarter and full year results and its business outlook for the 2009 first quarter at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web Site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as stock-based compensation, the amortization or impairment of acquisition-related intangible assets, and the impairment charges related to certain investments, as well as the related income tax effects of such items. Stock-based compensation, the amortization or impairment of acquisition-related intangible assets and the impairment charges related to certain investments represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of IP performance test systems and service verification platforms for IP-based infrastructure and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex IP networks, devices, and applications. Ixia’s multiplay test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four petal logo are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2007, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$192,791	$188,892
Short-term investments in marketable securities	9,850	4,999
Accounts receivable, net	34,001	32,405
Inventories	14,966	12,731
Deferred income taxes	4,855	5,613
Prepaid expenses and other current assets	4,981	3,385

Total current assets	261,444	248,025

Investments in marketable securities	3,657	54,609
Property and equipment, net	18,506	21,433
Deferred income taxes	14,945	13,543
Intangible assets, net	10,592	14,147
Goodwill	16,728	16,728
Other assets	2,554	955

Total assets	$328,426	$369,440

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,729	$2,474
Accrued expenses	18,823	19,440
Deferred revenues	19,558	18,748
Income taxes payable	452	1,304

Total current liabilities	43,562	41,966

Deferred revenues	6,109	7,167
Other liabilities	5,559	3,807

Total liabilities	55,230	52,940

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2008 and 2007; 63,391 and 68,171 shares issued and outstanding as of December 31, 2008 and 2007, respectively	92,386	132,092
Additional paid-in capital	107,882	98,157
Retained earnings	73,182	89,077
Accumulated other comprehensive loss	(254)	(2,826)

Total shareholders’ equity	273,196	316,500

Total liabilities and shareholders’ equity	$328,426	$369,440

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Products	$33,197	$39,400	$146,802	$148,226
Services	7,775	6,985	29,065	25,895

Total revenues	40,972	46,385	175,867	174,121

Costs and operating expenses:(1)
Cost of revenues — products	7,471	7,967	32,411	32,724
Cost of revenues — amortization of purchased technology	1,165	1,220	4,778	5,196
Cost of revenues — services	1,322	945	4,475	3,870
Research and development	12,185	12,030	49,184	47,407
Sales and marketing	15,187	15,167	59,390	57,420
General and administrative	7,280	6,487	26,948	24,927
Amortization of intangible assets	217	337	886	1,912
Impairment of purchased technology and intangible assets	—	—	—	3,263

Total costs and operating expenses	44,827	44,153	178,072	176,719

(Loss) income from operations	(3,855)	2,232	(2,205)	(2,598)
Interest and other income, net	636	3,294	6,574	11,723
Other-than-temporary impairment on investments	(15,945)	—	(20,243)	—

(Loss) income before income taxes	(19,164)	5,526	(15,874)	9,125
Income tax (benefit) expense	(899)	1,087	21	2,119

Net (loss) income	$(18,265)	$4,439	$(15,895)	$7,006

(Loss) earnings per share:
Basic	$(0.29)	$0.07	$(0.24)	$0.10
Diluted	$(0.29)	$0.06	$(0.24)	$0.10

Weighted average number of common and common equivalent shares outstanding:
Basic	63,620	68,291	65,087	67,936
Diluted	63,620	69,620	65,087	69,386

(1) Stock-based compensation included in:
Cost of revenues — products	$145	$136	$513	$519
Cost of revenues — services	55	51	195	197
Research and development	1,417	1,393	4,166	5,243
Sales and marketing	856	920	3,411	4,416
General and administrative	440	838	2,360	2,659

IXIA
Non-GAAP Information and Reconciliation to GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31,
	2008		2007
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$9,958	24.3%	$10,132	21.8%
Amortization of purchased technology(a)	(1,165)	-2.8%	(1,220)	-2.6%
Stock-based compensation(b)	(200)	-0.5%	(187)	-0.4%

Total cost of revenues – Non-GAAP	$8,593	21.0%	$8,725	18.8%

Operating expenses – GAAP	$34,869	85.1%	$34,021	73.3%
Amortization of intangible assets(a)	(217)	-0.5%	(337)	-0.7%
Stock-based compensation(b)	(2,713)	-6.6%	(3,151)	-6.8%

Operating expenses – Non-GAAP	$31,939	78.0%	$30,533	65.8%

(Loss) income from operations – GAAP	$(3,855)	-9.4%	$2,232	4.8%
Effect of reconciling items(c)	4,295	10.5%	4,895	10.6%

Income from operations – Non-GAAP	$440	1.1%	$7,127	15.4%

Other-than-temporary impairment on investments – GAAP	$(15,945)	-38.9%	$—	—%
Effect of reconciling items(d)	15,945	38.9%	—	—%

Other-than-temporary impairment on investments – Non-GAAP	$—	—%	$—	—%

Income tax (benefit) expense – GAAP	$(899)	-2.2%	$1,087	2.3%
Effect of reconciling items(e)	596	1.5%	1,643	3.6%

Income tax (benefit) expense – Non-GAAP	$(303)	-0.7%	$2,730	5.9%

Net (loss) income – GAAP	$(18,265)	-44.6%	$4,439	9.6%
Effect of reconciling items(f)	19,644	48.0%	3,252	7.0%

Net income – Non-GAAP	$1,379	3.4%	$7,691	16.6%

(Loss) diluted earnings per share – GAAP	$(0.29)		$0.06
Effect of reconciling items(g)	0.31		0.05

Diluted earnings per share – Non-GAAP	$0.02		$0.11

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This reconciling item represents other-than-temporary impairments on (1) our previous investments in auction rate securities of $15.8 million and (2) our investment in long term bonds issued by Lehman Brothers Holdings, Inc. of $156,000. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (d).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (d), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (d), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Year ended December 31,
	2008		2007
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$41,664	23.7%	$43,293	24.9%
Amortization of purchased technology(a)	(4,778)	-2.7%	(5,196)	-3.0%
Impairment of purchased technology(b)	—	—%	(1,503)	-0.9%
Stock-based compensation(c)	(708)	-0.4%	(716)	-0.4%

Total cost of revenues – Non-GAAP	$36,178	20.6%	$35,878	20.6%

Operating expenses – GAAP	$136,408	77.6%	$133,426	76.6%
Amortization of intangible assets(a)	(886)	-0.5%	(1,912)	-1.1%
Impairment of intangible assets(b)	—	—%	(1,760)	-1.0%
Stock-based compensation(c)	(9,937)	-5.7%	(12,318)	-7.1%

Operating expenses – Non-GAAP	$125,585	71.4%	$117,436	67.4%

Loss from operations – GAAP	$(2,205)	-1.3%	$(2,598)	-1.5%
Effect of reconciling items(d)	16,309	9.3%	23,405	13.4%

Income from operations – Non-GAAP	$14,104	8.0%	$20,807	11.9%

Other-than-temporary impairment on investments – GAAP	$(20,243)	-11.5%	$—	—%
Effect of reconciling items(e)	20,243	11.5%	—	—%

Other-than-temporary impairment on investments – Non-GAAP	$—	—%	$—	—%

Income tax expense – GAAP	$21	0.0%	$2,119	1.2%
Effect of reconciling items(f)	5,771	3.3%	8,206	4.7%

Income tax expense – Non-GAAP	$5,792	3.3%	$10,325	5.9%

Net (loss) income – GAAP	$(15,895)	-9.0%	$7,006	4.0%
Effect of reconciling items(g)	30,781	17.5%	15,199	8.8%

Net income – Non-GAAP	$14,886	8.5%	$22,205	12.8%

(Loss) diluted earnings per share – GAAP	$(0.24)		$0.10
Effect of reconciling items(h)	0.47		0.22

Diluted earnings per share – Non-GAAP	$0.23		$0.32

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This reconciling item represents other-than-temporary impairments on (1) our previous investments in auction rate securities of $15.8 million and (2) our investment in long term bonds issued by Lehman Brothers Holdings, Inc. of $4.4 million. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c) and (e).

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (e), net of tax.

(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c) and (e), net of tax, on a diluted per share basis.